Exhibit 10.72

February 16, 2010

Tower Tech Systems, Inc.

101 S. 16th Street

P.O.Box 1957

Manitowoc, Wl 54221-1957

Broadwind Energy, Inc.

101 S. 16th Street

P.O.Box 1957

Manitowoc, WI 54221-1957

Re: Great Western Bank Loan to Tower Tech Systems, Inc.

Gentlemen:

Reference is made to that certain Letter Agreement dated April 28, 2009 entered into by and among Great Western Bank as lender, Tower Tech Systems, Inc. as borrower, and Broadwind Energy, Inc. as guarantor, as modified by the Change in Terms Agreement dated December 22, 2009 executed by such parties (collectively, the “Letter Agreement”), a copy of which is attached hereto as Exhibit A and is incorporated herein by this reference. Any capitalized terms not defined in this Change in Terms Agreement shall have the meanings ascribed to such terms in the Letter Agreement.

The Parties acknowledge and agree that the Letter Agreement, as modified, provides, among other things, that: (i) Tower Tech Systems, Inc, may convert up to $6,500,000 of the outstanding balance of the Loan to a term loan, at its sole option, upon written notice (the “Conversion Notice”) to Lender given prior to March 5, 2010, provided Borrower is not in default under the Note or any of the other Loan Documents; and (ii) that such Conversion Notice shall specify the date on which such conversion shall be effective, which date shall be no later than March 1, 2010.

Each of Great Western Bank, Tower Tech Systems, Inc. and Broadwind Energy, Inc. hereby acknowledge and agree that the Letter Agreement shall be amended such that: (i) Tower Tech Systems, Inc. may convert up to $6,500,000 of the outstanding balance of the Loan to a term loan, at its sole option, upon delivery of a Conversion Notice to Lender given prior to April 5, 2010, provided Borrower is not in default under the Note or any of the other Loan Documents; and (ii) that such Conversion Notice shall specify the date on which such conversion shall be effective, which date shall be no later than April 5, 2010. All other terms and conditions set forth in the Letter Agreement, including, without limitation, any conditions relating to the conversion of all or a portion of the Loan, shall remain in full force and effect, except as specifically modified pursuant to this Change in Terms Agreement.

If you are in agreement with the terms and provisions of this Letter Amendment, please signify your acceptance and agreement to be bound by such terms and provisions, by signing where indicated below and returning a fully executed counterpart of this Letter

www.greatwesternbank.com

Amendment to me at the address set forth above. Great Western Bank’s obligation to abide by the terms of this Letter Agreement is contingent upon its receipt of a signed copy of this Letter Agreement from each of Tower Tech Systems, Inc. and Broadwind Energy, Inc. on or before February 19, 2010.

GREAT WESTERN BANK

/s/ Gerald Kruger
Gerald Kruger
Sr. Vice President

Acknowledged and agreed to this 16 day of February, 2010.

TOWER TECH SYSTEMS, INC.

/s/ Michael L. Salutz
By:	Michael L. Salutz
Its:	Group Controller

Acknowledged and agreed to this 16 day of February, 2010.

BROADWIND ENERGY, INC.

/s/ S.K. Kushner
By:	S.K. Kushner
Its:	CFO